UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Beechleaf Court Suite 900 Raleigh, NC	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, based on the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of NephroGenex, Inc. (the “Company”), which, among other things, considered data provided by a compensation consultant, and as permitted by the terms of (a) the employment agreement of Pierre Legault, the Company’s Chief Executive Officer, dated November 7, 2013, (b) the employment agreement of John Hamill, the Company’s Chief Financial Officer, dated December 12, 2013, (c) the employment agreement of J. Wesley Fox, the Company’s President and Chief Scientific Officer, dated April 30, 2007 and (d) the employment letter of Bob Peterson, the Company’s Vice President of Product Development and Regulatory Affairs, dated August 8, 2009, the base salaries of each of Messrs. Legault, Hamill, Fox and Peterson were increased by $100,000, $11,200, $12,425 and $8,750, respectively, effective as of January 1, 2015. As a result, Mr. Legault’s new base salary will be $500,000, Mr. Hamill’s new base salary will be $331,200, Mr. Fox’s new base salary will be $367,425 and Mr. Peterson’s new base salary will be $258,750.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: December 15, 2014	/s/ Pierre Legault
Pierre Legault Chief Executive Officer

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